Exhibit 10.6

STEALTH BIOTHERAPEUTICS CORP

Restricted Share Agreement

2019 Share Incentive Plan

This Restricted Share Agreement (this “Agreement”) is made as of the Grant Date set forth below between Stealth BioTherapeutics Corp, an exempted company incorporated under the laws of the Cayman Islands with registered number 165223 (the “Company”), and the Participant named below.

NOTICE OF GRANT

Name of Participant (the “Participant”):
Grant Date:
Number of restricted ordinary shares, $0.0001 nominal par value per share (the “Ordinary Shares”) awarded (“Restricted Shares”):
Vesting Start Date:

Vesting Schedule:

Vesting Date	Number of Shares that Vest

Except as provided herein, all vesting is dependent on the Participant remaining an Eligible Participant on each applicable Vesting Date.

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – 2019 Share Incentive Plan (the “Plan”)

Please confirm your acceptance of this restricted share award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

STEALTH BIOTHERAPEUTICS CORP	PARTICIPANT

Name:	Name:
Title:	Address:

Restricted Share Agreement

2019 Share Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of Restricted Shares made to the Participant, as set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), are as follows:

1. Issuance of Restricted Shares.

(a) The Restricted Shares are issued to the Participant, effective as of the Grant Date (as set forth on the Notice of Grant), in consideration of services rendered and to be rendered by the Participant to the Company.

(b) The Restricted Shares will initially be issued by the Company by updating the register of members of the Company only, in the name of the Participant. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Company shall, if requested by the Participant, issue and deliver to the Participant a certificate representing the vested Restricted Shares. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting Schedule. The Restricted Shares shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional number of Restricted Shares resulting from the application of the percentages in the Vesting Schedule shall be rounded down to the nearest whole number of Restricted Shares.

3. Forfeiture of Unvested Restricted Shares Upon Employment Termination. In the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited and surrendered immediately and automatically to the Company, for nil value without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited and surrendered. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted shares under the Plan.

4. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Participant may transfer such Restricted Shares to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the

Securities Act of 1933, as amended (the “Securities Act”) for the registration of the sale of the Restricted Shares to such proposed transferee, provided that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to the transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required to (i) transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

5. Restrictive Legends. The entry in the register of members of the Company reflecting the issuance of the Restricted Shares in the name of the Participant shall include a notation upon substantially the following terms:

“These shares are subject to forfeiture and surrender provisions and restrictions on transfer set forth in a certain Restricted Share Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the registered office of the Secretary of the company.”

6. Rights as a Shareholder. Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that the payment of dividends on unvested Restricted Shares shall be deferred until, and shall only be paid at, such time as the shares vest.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

8. Tax Matters.

(a) Acknowledgments; Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares.

THE PARTICIPANT ACKNOWLEDGES HE OR SHE SHALL NOT MAKE AN ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares. At such time as the Participant is not aware of any material nonpublic information about the Company or the Ordinary Shares, and the Participant is not subject to any restrictions on trading activities on the Ordinary Shares imposed by the Company the Participant shall execute the instructions set forth in Annex A attached hereto (the “Automatic Sale Instructions”) as the means of satisfying any tax obligation arising in connection with the acquisition, vesting and/or disposition of the Restricted Shares. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Restricted Shares then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not remove the restrictive annotation described in Section 5 hereof from any Ordinary Shares until it is satisfied that all required withholdings have been made. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance or vesting of the Restricted Shares.

9. Agreement in Connection with Initial Public Offering. The Participant agrees, in connection with the initial underwritten public offering of the Ordinary Shares pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other shares or securities of the Company convertible into or exercisable or exchangeable for Ordinary Shares or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or other shares or securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares or securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the Ordinary Shares or other shares or securities subject to the foregoing restriction until the end of the “lock-up” period.

10. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Company’s Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Participant.

(b) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of a continued service relationship or confer upon the Participant any rights with respect to a continued service relationship by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Cayman Islands, without regard to any applicable conflicts of law provisions.

(d) Participant’s Acknowledgments. The Participant acknowledges that (i) he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan, and (ii) that he or she agrees that in accepting this award, he or she will be bound by any clawback policy that the Company has in effect or may adopt in the future.

Annex A

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Shares on such date shall be paid through an automatic sale of shares as follows:

(a) Upon any vesting of any Restricted Shares pursuant to Section 2 hereof, the Company shall arrange for the sale of such number of the Restricted Shares no longer subject to the transferability restrictions and forfeiture provisions under Section 3 and 4 as is sufficient to generate net proceeds sufficient to satisfy the Company’s withholding obligations, in accordance with the Plan, with respect to the income recognized by the Participant upon the lapse of the transfer restrictions and forfeiture provisions, and the Company shall retain the net proceeds from such sale in satisfaction of such tax withholding obligations.

(b) The Participant hereby appoints the Chief Financial Officer of the Company his attorney in fact to arrange for the sale of the Participant’s shares in accordance with this Annex A. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Annex A.

(c) The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Ordinary Shares. The Participant and the Company have structured this Agreement, including this Annex A, to qualify for the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not remove the restrictive annotation described in Section 5 hereof from any Ordinary Shares until it is satisfied that all required withholdings have been made.

_____________________________________

Participant Name:

Date:

EXHIBIT B

2019 SHARE INCENTIVE PLAN